      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2000
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------

                                NRG ENERGY, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 41-1724239
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                          1221 NICOLLET MALL, SUITE 700
                          MINNEAPOLIS, MINNESOTA 55403
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------

                                NRG ENERGY, INC.
                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN
                           (Full titles of the Plans)
                             ----------------------


                              JAMES J. BENDER, ESQ.
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                                NRG ENERGY, INC.
                          1221 NICOLLET MALL, SUITE 700
                          MINNEAPOLIS, MINNESOTA 55403
                     (Name and Address of Agent for Service)
                                 (612) 373-5300
          (Telephone number, including area code, of agent for service)
                             ----------------------
                                   COPIES TO:
                             RICHARD M. RUSSO, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                       1801 CALIFORNIA STREET, SUITE 4100
                             DENVER, COLORADO 80202
                                 (303) 298-5700

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                    Proposed Maximum         Proposed Maximum          Amount of
Title of Securities          Amount to be          Offering Price per       Aggregate Offering       Registration
 to be Registered           Registered(1)              Share(2)                 Price(2)                Fee(2)
-------------------         -------------          ------------------       ------------------       -------------
Common stock, par
value $0.01 per share(3)   4,364,182 shares                N/A                  $41,547,013            $10,968.41


Common stock, par          4,635,818 shares                N/A                  $76,490,997            $20,193.62
value $0.01 per share(4)

------------------------------------------------------------------------------------------------------------------

                 Total     9,000,000 shares                N/A                 $118,038,010            $31,162.03

================================================================================
(1) This Registration Statement shall also cover any additional shares of common stock that become issuable under the NRG Energy, Inc. 2000 Long-Term Incentive Compensation Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Calculated solely for purposes of calculating the amount of the registration fee.

(3) Pursuant to Rule 457(h)(1), the filing fee for the 4,364,182 shares subject to options that have been approved is calculated based upon the weighted average of the various exercise prices for such shares, which is $9.52 per share.

(4) Pursuant to Rule 457(h)(1), the filing fee for the 4,635,818 shares subject to options that have not yet been approved is calculated based upon the average high and low prices of our common stock reported on June 1, 2000, which is $16.50 per share.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including all material incorporated by reference therein;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

                  (c) The Registrant's Current Reports on Form 8-K filed with the Commission on March 30, 2000, April 7, 2000 and April 20, 2000;

                  (d) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 17, 2000;

         All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under
Section 145.

         As authorized by Section 145 of the DGCL, each director and officer of NRG may be indemnified by NRG against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of NRG if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of NRG and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of NRG, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to NRG unless a court determines otherwise.

         In addition, Article VI of NRG's By-Laws provides that NRG shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of NRG or is or was serving at the request of NRG as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. NRG shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of NRG.

         All of NRG's directors have entered into indemnity agreements that obligate NRG to indemnify such directors to the fullest extent permitted by the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibit Number                Exhibit

4.1 The description of the Registrant's Common Stock. Reference is made to the description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 17, 2000.

4.2 Specimen Certificate of the Registrant's Common Stock (incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-1 (333-35096)).

5.1      Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

23.2     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

ITEM 9.  UNDERTAKING

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Assumed Option Plans.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 7th day of June, 2000.

                                   NRG ENERGY, INC.

                                   By:  /s/ Leonard A. Bluhm
                                       ---------------------------------------
                                       Leonard A. Bluhm
                                       ---------------------------------------
                                       Executive Vice President and Chief
                                       Financial Officer (Principal Financial
                                       Officer)
                                       ---------------------------------------

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Bluhm and James J. Bender, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                            TITLE                             DATE

/s/  David H. Peterson
--------------------------------         Chairman of the Board, President and     June 7, 2000
     David H. Peterson                   Chief Executive Officer (Principal
                                         Executive Officer)
/s/  Leonard A. Bluhm
--------------------------------         Executive Vice President and Chief       June 7, 2000
     Leonard A. Bluhm                    Financial Officer (Principal Financial
                                         Officer)
/s/  David E. Ripka
--------------------------------         Controller (Principal Accounting         June 7, 2000
     David E. Ripka                      Officer)

/s/  Gary R. Johnson
--------------------------------         Director                                 June 7, 2000
     Gary R. Johnson

/s/  Cynthia L. Lesher
--------------------------------         Director                                 June 7, 2000
     Cynthia L. Lesher

/s/  Edward J. McIntyre
--------------------------------        Director                                  June 7, 2000
     Edward J. McIntyre

                                  EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------

4.1 The description of the Registrant's Common Stock. Reference is made to the description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form
                  8-A filed with the Commission on May 17, 2000.

4.2               Specimen Certificate of the Registrant's Common Stock
                  (incorporated by reference to Exhibit 4.1 of Registrant's
                  Registration Statement on Form S-1 (333-35096)).

5.1               Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1              Consent of PricewaterhouseCoopers LLP, Independent Public
                  Accountants.

23.2              Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
                  5.1).

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).